                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          NATIONAL STEEL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                                             NATIONAL STEEL LOGO
--------------------------------------------------------------------------------

OSAMU SAWARAGI                                            NATIONAL STEEL
Chairman of the Board and Chief Executive Officer         CORPORATION
                                                          4100 Edison Lakes
                                                          Parkway
                                                          Mishawaka, IN 46545
                                                          Telephone: (219)
                                                          273-7000
                                                          Facsimile: (219)
                                                          273-7868

March 20, 1997

To All National Steel Corporation Stockholders:

  It is a pleasure to invite you to our Annual Meeting of Stockholders which will be held at the Drake Hotel, 140 East Walton Place, Chicago, Illinois on Monday, April 21, 1997 at 11:00 a.m. Central Daylight Time. Your continued interest in our Company is appreciated, and I hope that as many of you as possible will attend the Annual Meeting.

  At the meeting you will be asked to elect eight directors to terms ending at the next Annual Meeting of Stockholders and to ratify the appointment of Ernst & Young LLP as National Steel's independent auditors for the fiscal year ending December 31, 1997.

  Regardless of the number of shares you own, it is important that they are represented and voted at the meeting, whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience.

  On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                          Sincerely,

                                          /s/ Osamu Sawaragi
                                          Osamu Sawaragi
                                          Chairman of the Board and Chief
                                           Executive Officer

LOGO
                                                             NATIONAL STEEL LOGO


                           NATIONAL STEEL CORPORATION
                           4100 EDISON LAKES PARKWAY
                            MISHAWAKA, INDIANA 46545

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

  The 1997 Annual Meeting of Stockholders of National Steel Corporation (the "Company") will be held at the Drake Hotel, 140 East Walton Place, Chicago, Illinois on Monday, April 21, 1997 at 11:00 a.m. Central Daylight Time.

  The Annual Meeting will be held for the following purposes:

    1. To elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified;

    2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

    3. To transact any other business that may properly come before the meeting.

  March 1, 1997 has been designated as the date of record for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                     By order of the Board of Directors,

                                     /s/ David A. Pryzbylski
                                     David A. Pryzbylski
                                     Senior Vice President, Administration and
                                     Secretary

March 20, 1997


 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE WHICH HAS BEEN PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

--------------------------------------------------------------------------------

                                                             NATIONAL STEEL LOGO

                                PROXY STATEMENT

                     GENERAL INFORMATION FOR STOCKHOLDERS

  This proxy statement is furnished in connection with the solicitation by the Board of Directors of National Steel Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 21, 1997 and at any and all adjournments of such Annual Meeting. As of March 1, 1997, the record date for the Annual Meeting, there were issued and outstanding 22,100,000 shares of Class A Common Stock, all of which are owned by NKK U.S.A. Corporation, and 21,188,240 shares of Class B Common Stock. Holders of Class A Common Stock are entitled to two votes per share while holders of Class B Common Stock are entitled to one vote per share. Except as otherwise required by law or the Company's Certificate of Incorporation, the holders of the Class A Common Stock and the Class B Common Stock vote together, without regard to class, as to all matters upon which stockholders are entitled to vote. The Class A Common Stock and Class B Common Stock are sometimes referred to collectively herein as the "Common Stock" of the Company.

  This Proxy Statement and form of proxy were initially mailed to stockholders on or about March 20, 1997. In addition to solicitation by mail, the Company will request security dealers, banks, fiduciaries and nominees to furnish proxy materials to beneficial owners of the Class B Common Stock of whom they have knowledge and will reimburse them for their expenses for doing so. Additional solicitation may be made by letter, telephone or facsimile by officers and employees of the Company. In addition, the annual report of the Company for the fiscal year ended December 31, 1996, including financial statements, has been mailed to each stockholder of record and provided to security dealers, banks, fiduciaries and nominees for mailing to beneficial owners at the Company's expense.

  All duly executed proxies received by management prior to the Annual Meeting will be voted in accordance with the choices specified by stockholders on their proxies. If no choice is specified by a stockholder, the shares of such stockholder will be voted FOR the election of the eight nominees for directors listed in this Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company. Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Notice of revocation should be sent to the Secretary of the Company at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545.

  It is the policy of the Company that proxies that identify the vote of specific stockholders are kept confidential until the final vote is tabulated, except in a contested proxy or consent solicitation or to meet applicable legal requirements.

  The Bylaws of the Company provide that, except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, but in no event less than one-third of the shares entitled to vote at the meeting, shall constitute a quorum for the transaction of business at the Annual Meeting. The Bylaws also provide that (i) directors shall be elected by a plurality of the votes cast at the Annual Meeting, and (ii) except as required by law, the Certificate of Incorporation or the Bylaws, any other matter brought before the Annual Meeting shall be decided by the vote of the holders of a majority of the voting power of the capital stock represented and entitled to vote at the Annual Meeting.

  Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of voting stock represented by "broker non-votes" as present for purposes of determining a quorum at the Annual Meeting. Broker non-votes as to particular proposals, however, will be deemed shares not having voting power on such proposals, will not be counted as votes for or against such proposals, and will not be included in calculating the number of votes necessary for approval of such proposals. "Broker non-votes" are proxies with respect to shares of voting stock held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable New York Stock Exchange rules or the instrument under which it serves in such capacity, and (iii) the record holder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter. As a result of the foregoing, shares not voted, whether by abstention, broker non-votes or otherwise, will have no effect on the election of directors. However, abstentions as to other proposals will have the same effect as a vote against the proposal.

  The expense of this solicitation will be paid by the Company. Brokers and certain other holders for beneficial owners will be reimbursed for out-of-pocket expenses incurred in the solicitation of proxies from the beneficial owners of shares held in their names. The Company has retained the services of ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies for a fee not expected to exceed in the aggregate $2,500 plus reasonable out-of-pocket expenses.

                             ELECTION OF DIRECTORS

  Eight directors are to be elected to hold office for terms expiring on the date of the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier resignation, retirement, or removal. All of the nominees have been designated by the Board of Directors. All nominees are members of the present Board, except for Mr. Bowsher and Mr. Shimura who are standing for election for the first time. Each nominee has consented to being named in the Proxy Statement as a nominee for director and has agreed to serve as a director if elected. The proxies appointed by name in the enclosed proxy form will vote as instructed by the stockholder for the election of the nominees listed below. The proxies, however, reserve full discretion to cast votes for any other person if any nominee shall be unable to serve, or for good cause will not serve, except where authority is withheld by the stockholder.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS

  Set forth below for each nominee is his name and age; the date on which he first became a director of the Company; the names of other companies of which he serves as a director; and his principal occupation during at least the last five years.

CHARLES A. BOWSHER

  Mr. Bowsher, age 65, is standing for election as a director of the Company for the first time. From 1981 to 1996, he served as Comptroller General of the United States. Mr. Bowsher was associated with Arthur Andersen & Company from 1956 to 1967 and 1971 to 1981, and served as Assistant Secretary of the Navy for Financial Management from 1967 to 1971. Mr. Bowsher also serves as a director of American Express Bank, Ltd. and DeVry Inc.

FRANK J. LUCCHINO

  Mr. Lucchino, age 57, has been a director of the Company since January 30, 1995. Since 1980 he has served as Controller of Allegheny County, Pennsylvania and been a Partner with the law firm of Grogan, Graffam, McGinley & Lucchino, PC. Mr. Lucchino also serves as a director of Rockwood Casualty Insurance Company. Mr. Lucchino serves by nomination of the President of the United States as a member of the U.S. National Commission on Libraries and Information Science. Mr. Lucchino is also a member of the Board of Trustees of the Carnegie, the Carnegie Science Center, the Carnegie Library of Pittsburgh, and the Western Pennsylvania

Historical Society. Mr. Lucchino was nominated to serve on the Board of Directors pursuant to a collective bargaining agreement with the United Steelworkers of America. Mr. Lucchino is a member of the Audit Committee.

DR. BRUCE K. MACLAURY

  Dr. MacLaury, age 65, has been a director of the Company since April 30, 1996. From 1977 to 1995, Dr. MacLaury served as President of The Brookings Institution which is engaged in public policy research and education. Dr. MacLaury also serves as a director of American Express Bank, Ltd., the St. Paul Companies Inc. and the Vanguard Funds. Dr. MacLaury is Chairman of the Compensation Committee and a member of the Nominating Committee and Audit Committee.

YOSHIHARU ONUMA

  Mr. Onuma, age 54, has been a director of the Company since July 22, 1996. He is currently serving as the Senior General Manager, Plant Construction & Engineering of NKK Corporation ("NKK"), a Japanese steel manufacturer and the parent company of NKK U.S.A. Corporation (the holder of all of the outstanding shares of the Company's Class A Common Stock). Mr. Onuma has served in various capacities with NKK since 1965. From July 1991 to June 1993 he served as General Manager, Plant Engineering Department, Keihin Works. From July 1993 to March 1996, he was General Manager, Plant Construction & Engineering. He assumed his present position of Senior General Manager, Plant Construction & Engineering in April of 1996. Mr. Onuma is a member of the Nominating Committee.

KEIICHIRO SAKATA

  Mr. Sakata, age 50, has been a director of the Company since December 9, 1996. He is currently Senior Legal Advisor of NKK. Mr. Sakata has served in various capacities with NKK since 1969. From April 1990 to June 1993 he served as Manager, Legal Affairs and assumed his present position of Senior Legal Advisor in July of 1993. Mr. Sakata is a member of the Compensation Committee.

OSAMU SAWARAGI

  Mr. Sawaragi, age 68, has been a director of the Company since June 26, 1990. He was elected Chairman effective January 1, 1994 and Chief Executive Officer on August 20, 1996. Prior thereto, he served NKK as a director beginning in 1984, Managing Director in 1986, Senior Managing Director in 1989, Executive Vice President from 1990 to 1994, and Senior Counsel from 1994 to 1996.

KENICHIRO SEKINO

  Mr. Sekino, age 60, has been a director of the Company since January 1, 1994. He is currently Senior General Manager, Steel Division of NKK. He served as Vice Chairman of the Board and Assistant to the Chairman of the Company from July 1995 to February 1997. Mr. Sekino was employed in various capacities with NKK Corporation from 1962 until July 1995. From 1994 to 1995, he served as Senior General Manager, Steel Division. From 1991 to 1994 he served as Senior General Manager, International Business Center, and from 1987 to 1991 he was President of NKK (UK) LTD. Mr. Sekino is Chairman of the Nominating Committee.

MINEO SHIMURA

  Mr. Shimura, age 45, is standing for election as a director of the Company for the first time. Mr. Shimura has served as a senior executive for various U.S. affiliates of NKK Corporation and presently holds the following positions with NKK affiliates: President of NUF Corporation (a finance company), Executive Vice President of NKK America, Inc. (a service company), Executive Vice President of NKK U.S.A. Corporation (a holding company) and President of NAF Corporation (a real estate holding company).

                            THE BOARD OF DIRECTORS

  The Board of Directors held 6 meetings during 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

AUDIT COMMITTEE

  The Audit Committee has responsibility for recommending to the Board of Directors a firm of independent certified public accountants to serve as auditors to be appointed by the Board, subject to ratification by the stockholders at the Annual Meeting. In addition, the Audit Committee approves the scope of, and fees related to, the annual audit and reviews the results and recommendations of the independent auditors upon completion of the annual audit. The Audit Committee also assists in evaluating the adequacy and effectiveness of the Company's accounting procedures and internal controls. The Audit Committee also has the authority to meet and confer with such officers and employees of the Company as deemed appropriate in connection with carrying out its responsibilities. The Audit Committee is presently comprised of Mr. Lucchino and Dr. MacLaury. The Audit Committee held 9 meetings in 1996.

COMPENSATION COMMITTEE

  The duties of the Compensation Committee are to review and approve a compensation philosophy and guidelines for the Company's executive officers and directors. In addition, the Compensation Committee reviews and recommends for approval by the Board of Directors base salaries, employment agreements, stock option grants and any severance payments for any of the Company's executive officers. The Committee also establishes, administers, amends and terminates plans, policies and procedures regarding incentive compensation and other performance based compensation arrangements; reviews the executive officer succession program; and oversees compliance with all Securities and Exchange Commission and other applicable laws and regulations pertaining to the disclosure of compensation paid to executive officers and directors. The Compensation Committee is presently comprised of Dr. MacLaury, Chairman, and Mr. Sakata. The Compensation Committee held 6 meetings during 1996.

NOMINATING COMMITTEE

  The Nominating Committee has the authority to develop candidate specifications for Board membership and to make recommendations as to candidates for election to the Board of Directors and as to candidates to fill vacancies on the Board of Directors. The Nominating Committee will consider nominees for election to the Board of Directors recommended by stockholders of the Company. Suggestions for candidates, accompanied by biographical material and material regarding the candidate's qualifications to serve as a director, should be sent to the Secretary of the Company. The Nominating Committee is also responsible for reviewing the qualifications of the candidate nominated to serve as a director by the United Steelworkers of America pursuant to their collective bargaining agreement with the Company. The Nominating Committee is presently comprised of Mr. Sekino, Chairman, Mr. Onuma and Dr. MacLaury. The Nominating Committee held 4 meetings during 1996.

ATTENDANCE

  All of the incumbent directors attended at least 75% of the Board and committee meetings held in 1996 during the period they were members of the Board or of a committee.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company or any of its subsidiaries receive an annual fee of $27,000 plus a fee of $1,000 for attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors. The meeting fee for the Chairman of the Board and committee Chairmen is $1,300. All directors are reimbursed for expenses incurred in attending Board and committee meetings. In addition, any non-employee Director who, at the request of the Chairman of the Board, performs special services or assignments on behalf of the Board, receives compensation of $1,000 per day plus reasonable out-of-pocket expenses. In addition, each non-employee director received, upon his initial election to the Board of Directors, a stock option grant of 2,500 shares of Class B Common Stock at the then market price pursuant to the terms of the 1993 National Steel Corporation Non-Employee Directors Stock Option Plan. An additional stock option grant of 500 shares of Class B Common Stock is granted to each non-employee director at each anniversary of Board service pursuant to that plan. Each option grant will fully vest on the third anniversary of the date of grant or upon disability, death or retirement, whichever is earliest.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors (the "Committee") reviews and approves the philosophy and guidelines for compensation programs and develops recommendations for the Board of Directors regarding compensation levels for the Company's executive officers and directors. The Committee also administers the Company's annual Management Incentive Compensation Plan ("MICP"). The Committee is composed exclusively of independent directors who are not eligible to participate in any of management's compensation programs. The Committee presents the following report on compensation for the Company's executive officers for 1996.

OVERVIEW AND PHILOSOPHY

  The Committee has adopted a written statement of executive compensation purposes, guiding principles and objectives which guide its evaluation and determination of executive compensation programs. This statement was developed by the Committee with the assistance of an independent compensation consulting firm familiar with compensation policies within the industry and at other major corporations. The statement provides that the purposes of executive compensation are to:

  . attract, motivate and retain outstanding team members;

  . align their success with the Company's stockholders; thereby

  . motivating them to enhance stockholder value by attaining the Company's short and long term performance objectives.

COMPONENTS OF EXECUTIVE OFFICER COMPENSATION

  Individual executive officer compensation includes base salary, annual incentive bonus and long term incentive compensation. With the assistance of an independent consulting firm, the Committee determines the median amount of base salary, annual incentive bonus and long term incentive compensation which are appropriate for each executive officer position. These median amounts are based upon compensation practices for comparable positions, as disclosed in certain compensation surveys reviewed by the Committee, including surveys of companies in the steel industry and surveys of general industrial companies. In making its determination of median compensation amounts, the Committee focuses on the salary, annual incentive bonus and long term incentive compensation disclosed in these surveys for companies of comparable size and scope of operations, including the five largest public integrated steel companies with which the Company competes. However, since duties, responsibilities and experience of an executive officer may differ from survey norms in both content and scope, adjustments are made by the Committee, in its judgment, for those factors. Therefore, compensation paid to some executive officers may be lower, while compensation paid to other executive officers may be higher, than median levels. All of the companies included in the Company's peer group shown in the Performance Graph on page 16 of this Proxy Statement, and many of the companies included in the Standard & Poor's Composite 500 stock index, participate in the surveys reviewed by the Committee.

BASE SALARY

  An increase in base salary for an executive officer is based on individual performance, business performance and the median base salary amount for such position, as disclosed in compensation surveys reviewed by the Committee. The Committee does not rely on any specific formula nor does it assign specific weights to the factors used in determining base salaries.

  As Chairman and Chief Executive Officer, Mr. Sawaragi's annual rate of base salary in 1996 was $500,000. Mr. Sawaragi's annual base salary rate is below the median salary level for his position, as disclosed in compensation surveys reviewed by the Committee and below that of his predecessor. Mr. Goodwin was President and Chief Executive Officer until August 20, 1996 and had an annual rate of base salary of $590,000 for the year 1996, which was also below the median salary level for his position, as disclosed in compensation surveys reviewed by the Committee.

ANNUAL INCENTIVES

  The 1996 MICP approved by the Compensation Committee establishes the basis for determining the amount of annual incentive bonus paid to each executive officer. Under the MICP, each executive officer is given an annual incentive target, equal to a percentage of base salary. This target is based upon the median annual incentive compensation amount for such position, as disclosed in compensation surveys reviewed by the Committee. The annual incentive target may be adjusted by the Committee in its discretion, based upon its evaluation of a particular executive officer's responsibilities and performance. The 1996 MICP provides that each executive officer can earn a percentage of this target amount, ranging from 0 to 150%, depending upon the extent to which the Company achieves the net income goal established by the Committee. This percentage can also be adjusted by the Committee, in its discretion, in the event of exceptional individual or Company performance or if other important business or strategic objectives are met. In February 1997, Mr. Sawaragi was paid an incentive bonus of $150,000 for 1996. The amount of this bonus exceeded the percentage of Mr. Sawaragi's target amount which would have been payable under the MICP based solely on the Company's actual net income for 1996. The Committee determined, however, that this higher bonus amount was appropriate in view of (a) Mr. Sawaragi's performance and leadership regarding business and strategic objectives since becoming Chief Executive Officer of the Company, and (b) the fact that Mr. Sawaragi's base salary during 1996 was less than the median level disclosed in the salary surveys reviewed by the Committee. Mr. Goodwin received a bonus of $207,147, which amount was calculated in accordance with the provisions of his employment contract. This amount represented a payment of 55% of his annual base salary, prorated for his period of employment in 1996.

LONG TERM INCENTIVES

  The Company's long term incentive compensation awards for executive officers are designed to link executive compensation to the performance of the Company's Class B Common Stock share price. These awards also provide a retention incentive for participants. To date, the Company has only granted stock options to executive officers and other key employees.

  Effective as of January 30, 1996, the Committee and the Board of Directors granted long term incentive awards in the form of nonstatutory stock options under the Company's Long Term Incentive Plan to certain of the Company's executive officers. The amount of these awards was based primarily upon the median level of long term incentive award for each executive officer position, as disclosed in compensation surveys reviewed by the Committee. The Committee also took into account its evaluation of the particular officer's responsibilities and performance. These stock options vest completely three years from the date the grants were awarded. The exercise price for all options was equal to the market price of the Company's Class B Common Stock on the date of the grant. Thus, these awards reward executives only to the extent that the Company's Class B Common Stock share price increases over that market price. On January 30, 1996, Mr. Goodwin was awarded options to purchase 50,000 shares at an exercise price of $13.00 per share, which award was below the median level of long term incentive awards for his position, as disclosed in compensation surveys reviewed by the Committee. No stock option grants were made to Mr. Sawaragi in 1996 pursuant to the Company's Long Term Incentive Plan because he was not an executive officer of the Company on January 30, 1996, the date on which such stock option grants were awarded pursuant to that plan. Prior to becoming an executive officer, however, Mr. Sawaragi was granted an option to purchase 500 shares of stock at an exercise price of $10.625 on June 26, 1996 pursuant to the 1993 National Steel Corporation Non-Employee Directors' Stock Option Plan. The exercise price was equal to the market price of the Company's Class B Common Stock on the date of the grant.

BENEFITS

  The Company's executive officers also participate in pension, perquisite, deferred compensation and other executive benefit programs. These programs are designed to be within competitive standards as defined by the practices of other major corporations.

TAX TREATMENT

  One factor which the Committee considers in establishing its compensation policies is the expected tax treatment to the Company and its executive officers of the various forms of compensation. Among other things, the Committee considers the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), on the corporate deduction for compensation paid to executive officers. The deductibility of certain types of compensation may depend upon factors which are beyond the Committee's control, such as the timing of the executive officer's exercise of stock options and changes in law. Consequently, the Committee may not, in all cases, limit executive compensation to that amount which is deductible under Section 162(m) of the Code. The Committee will, however, consider methods of preserving the deductibility of compensation benefits to the extent that it is reasonably practicable and to the extent that it is consistent with the Committee's other compensation goals and objectives. In 1996, the Company was not affected by the limitations imposed by Section 162(m) of the Code.

  The Committee believes the Company's executive compensation policies and programs serve the interests of the stockholders and the Company. As the Company moves forward in its efforts to create stockholder value in the years ahead, the Committee will continue to review, monitor and evaluate the Company's policies and programs regarding executive compensation. The Committee intends to insure that these compensation policies and programs continue to support the Company's strategy, continue to be competitive in the marketplace to attract, retain and motivate the talent needed to succeed, and appropriately reward the creation of value on behalf of the Company's stockholders.

                                          Compensation Committee

                                          Bruce K. MacLaury, Chairman
                                          Keiichiro Sakata

EXECUTIVE COMPENSATION

  The following table sets forth separately, for the fiscal years indicated, each component of compensation paid or awarded to, or earned by, each individual who served as Chief Executive Officer of the Company during the last fiscal year, and each of the other four most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year (collectively referred to herein as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                                                       COMPENSATION
                             ANNUAL COMPENSATION          AWARDS
                        ------------------------------ ------------
                                                        SECURITIES
    NAME AND                              OTHER ANNUAL  UNDERLYING   ALL OTHER
    PRINCIPAL            SALARY   BONUS   COMPENSATION OPTIONS/SARS COMPENSATION
    POSITION       YEAR   ($)      ($)       ($)(1)       (#)(2)       ($)(3)
    ---------      ---- -------- -------- ------------ ------------ ------------
Osamu Sawaragi...  1996 $183,714 $150,000   $   --           500     $      --
Chairman of the
 Board and         1995      --       --        --           500            --
Chief Executive
 Officer (4)       1994      --       --        --           500            --
V. John Goodwin..  1996  358,823  207,147    13,414       50,000      1,958,110
President and
 Chief             1995  390,000  280,000    47,972      145,000         24,868
Executive Officer
 (5)               1994  175,000  225,000     4,130      100,000            --
Kenichiro Sekino.  1996  391,663  126,000    18,002       40,000         22,407
Vice Chairman of
 the Board         1995  125,000   90,000       --        50,500            --
and Assistant to   1994      --       --        --         2,500            --
the Chairman (6)
Bernard D.
 Henely..........  1996  273,340   73,000    16,141       25,000         33,107
Senior Vice
 President and     1995   84,604   50,000       --        10,000          3,384
General Counsel
 (7)               1994      --       --        --           --             --
Hiroshi
 Matsumoto.......  1996  254,170   68,000     5,961       25,000          7,420
Executive Vice
 President,        1995  189,996  160,000    22,096       50,000          7,419
Corporate
 Planning and      1994   99,169   89,000       --        30,000            --
Development (8)
David A.
 Pryzbylski......  1996  249,167   80,000     6,164       20,000         24,151
Senior Vice
 President,        1995  185,004  155,000    15,034       15,000         13,389
Administration
 and               1994   96,250   86,626       213       30,000            --
Secretary (8)

--------
(1) The amount shown represents amounts paid to the Named Executive Officer for reimbursement of taxes.
(2) All option grants shown were made pursuant to the Long Term Incentive Plan for executive officers except for the following grants which were made pursuant to the Non-Employee Directors' Stock Option Plan: (a) all grants shown for Mr. Sawaragi; and (b) grants of 2,500 shares in 1994 and 500 shares in 1995 for Mr. Sekino. The Company has not granted any SARs to the Named Executive Officers.
(3) The amount shown for 1996 includes (a) the Company's contribution to the National Steel Retirement Savings Program for Messrs. Goodwin, Henely and Pryzbylski in the amounts of $6,000, $6,350 and $6,000, respectively; (b) the dollar value of life insurance premiums paid by the Company on behalf of the Named Executive Officer for Messrs. Goodwin, Sekino, Henely, Pryzbylski and Matsumoto in the amounts of $15,768, $22,407, $20,090, $7,672 and $7,420, respectively; (c) the Company's contribution to the Executive Deferred Compensation Plan for Mr. Henely and Pryzbylski in the amounts of $6,667 and $10,479, respectively; and (d) payments to Mr. Goodwin in the amount of $1,936,342 pursuant to his employment agreement following his resignation as President and Chief Executive Officer on August 20, 1996.
(4) Mr. Sawaragi became an executive officer of the Company on August 20, 1996.

(5) Mr. Goodwin became an executive officer of the Company on June 1, 1994 and resigned his position on August 20, 1996.
(6) Mr. Sekino became an executive officer of the Company on July 25, 1995.
(7) Mr. Henely became an executive officer of the Company on September 18, 1995.
(8) Messrs. Matsumoto and Pryzbylski became executive officers of the Company on June 1, 1994.

STOCK OPTION TABLES

  The following table contains information relating to stock option grants made to the Named Executive Officers in 1996.

                             OPTION GRANTS IN 1996

                     NUMBER OF SECURITIES PERCENT OF TOTAL OPTIONS EXERCISE OR BASE
                      UNDERLYING OPTIONS  GRANTED TO EMPLOYEES IN       PRICE       EXPIRATION GRANT DATE PRESENT
NAME                    GRANTED (1)(#)          FISCAL YEAR         ($/SHARE) (2)      DATE       VALUE ($)(3)
----                 -------------------- ------------------------ ---------------- ---------- ------------------
Osamu Sawaragi (4)             500                   0.2%              $10.625       06/26/06       $  3,602
V. John Goodwin             50,000                  15.9%               13.00        01/30/06        440,700
Kenichiro Sekino            40,000                  12.7%               13.00        01/30/06        352,560
Bernard D. Henely           25,000                   8.0%               13.00        01/30/06        220,350
Hiroshi Matsumoto           25,000                   8.0%               13.00        01/30/06        220,350
David A. Pryzbylski         20,000                   6.4%               13.00        01/30/06        176,280

--------
(1) All options shown are nonstatutory stock options to purchase shares of the Company's Class B Common Stock. Except for the options granted to Mr. Sawaragi, all options shown were granted under the Company's Long Term Incentive Plan. Options granted under the Long Term Incentive Plan can be exercised after three years but no more than ten years from the date of grant while the optionee is in the employ of the Company. Notwithstanding the foregoing, in the event that termination of employment is by reason of retirement, permanent disability or death, the options may be exercised in whole or in part within 24 months of the date of any such occurrence, to the extent they have vested as described in the Long Term Incentive Plan. In the event of a change in control, as defined in the Long Term Incentive Plan, all options become immediately exercisable unless provided otherwise at the time of grant of such options. Pursuant to the terms of his employment agreement, the options granted to Mr. Goodwin will continue to vest for a period of three years following the date of the termination of his employment on August 20, 1996, and will continue to be exercisable during this three year period on the same terms as if Mr. Goodwin had remained an employee during the three year period. On January 20, 1997, the Board of Directors adopted a resolution providing that the options granted to Mr. Sekino would continue to vest for a period of three years following his resignation as an employee of the Company as of January 31, 1997. These options will continue to be exercisable by Mr. Sekino during this three year period on the same terms as if Mr. Sekino had remained an employee of the Company during the three year period.
(2) The exercise price for all option grants was equal to the fair market value of the Class B Common Stock on the grant date.
(3) The grant date present value was determined using the Black-Scholes valuation methodology with the following assumptions:

                                 ASSUMPTIONS
                                 -----------
      Expected Volatility.............................................. 0.463
      Expected Dividend Yield.......................................... 0.00%
      Expected Risk Free Rate of Return................................ 6.70%
      Expected Timing of Exercise...................................... 10 years
      Black-Scholes Ratio.............................................. 0.678

  The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised so that there is no assurance the value realized by an individual will be at or near the value estimated by the Black-Scholes model.

(4) Mr. Sawaragi participated in the 1993 National Steel Corporation Non-Employee Directors Stock Option Plan prior to his election as Chief Executive Officer on August 20, 1996. The option grant shown for Mr. Sawaragi was made pursuant to this plan. The terms applicable to options granted pursuant to this plan are described in this Proxy Statement under the caption "Compensation of Directors."

  The following table sets forth certain information concerning options to purchase the Company's Class B Common Stock which were exercised by the Named Executive Officers during 1996 and the value of unexercised options held by the Named Executive Officers as of December 31, 1996.

    AGGREGATED OPTION EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION VALUES

                                                        NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                                       OPTIONS AT DECEMBER 31,    AT DECEMBER 31, 1996
                                                              1996 (#)                   ($)(1)
                         SHARES ACQUIRED    VALUE     ------------------------- -------------------------
NAME                     ON EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     --------------- ------------ ----------- ------------- ----------- -------------
Osamu Sawaragi..........         0           $ 0         2,500         1,500        $ 0          $ 0
V. John Goodwin.........         0             0        66,666       228,334          0            0
Kenichiro Sekino........         0             0             0        93,000          0            0
Bernard D. Henely.......         0             0             0        35,000          0            0
Hiroshi Matsumoto.......         0             0        20,000        85,000          0            0
David A. Pryzbylski.....         0             0        20,000        45,000          0            0

--------
(1) None of the outstanding stock options held by the Named Executive Officers were in-the-money as of December 31, 1996, as they all have exercise prices in excess of the $9.25 closing price for the Company's Class B Common Stock on December 31, 1996.

PENSION PLANS

  The following table shows the annual benefits payable under the Company's qualified defined benefit retirement plan along with the non-qualified retirement plans, which provide for the payment of retirement benefits in excess of certain maximum limitations imposed by the Internal Revenue Code, to eligible employees in various earnings groups and with various periods of service. Benefits shown are computed at the plan's normal retirement age of 65 based on a straight life annuity.

                              PENSION PLAN TABLE

     AVERAGE ANNUAL                         YEARS OF SERVICE
  ELIGIBLE COMPENSATION   -----------------------------------------------------
  PRECEDING RETIREMENT       10       15       20       25       30       35
  ---------------------   -------- -------- -------- -------- -------- --------
  $100,000............... $ 13,500 $ 20,000 $ 27,000 $ 33,500 $ 40,500 $ 47,000
   150,000...............   20,500   31,000   41,000   51,500   61,500   72,000
   200,000...............   28,000   42,000   56,000   70,000   84,000   98,000
   250,000...............   35,500   53,500   71,000   89,000  106,500  124,500
   300,000...............   43,000   64,500   86,000  107,500  129,000  150,500
   350,000...............   50,500   76,000  101,000  126,500  151,500  177,000
   400,000...............   58,000   87,000  116,000  145,000  174,000  203,000
   450,000...............   65,500   98,500  131,000  164,000  196,500  229,500
   500,000...............   73,000  109,500  146,000  182,500  219,000  255,500
   600,000...............   88,000  132,000  176,000  220,000  264,000  308,000
   700,000...............  103,000  154,500  206,000  257,500  309,000  360,500
   800,000...............  118,000  177,000  236,000  295,000  354,000  413,000
   900,000...............  133,000  199,500  266,000  332,500  399,000  465,500

  Eligible compensation covered by the Company's retirement plans include the eligible employee's base salary, before reduction for any salary deferral agreements, and MICP awards paid for the sixty highest consecutive months during the last ten years of employment. Benefits paid under the Company's plans are not subject to reduction for social security payments received by the Company's executive officers.

  MICP awards are shown in the bonus column of the Summary Compensation Table in the year in which they were earned. Eligible compensation under the retirement plans includes the bonus in the year in which the payment was made and, as such, MICP awards earned in a particular year are included in the following year as eligible compensation under the retirement plans.

  The table set forth below shows for each of the Named Executive Officers (a) the years of service under the retirement plans as of December 31, 1996, and
(b) the amount of eligible compensation under the retirement plan for 1996:

                                                           YEARS OF   ELIGIBLE
      NAME                                                 SERVICE  COMPENSATION
      ----                                                 -------- ------------
      Osamu Sawaragi......................................   0.33     $183,714
      V. John Goodwin(1)..................................     --           --
      Kenichiro Sekino....................................   1.42      481,663
      Bernard D. Henely...................................   1.33      323,340
      Hiroshi Matsumoto...................................   2.58      379,169
      David A. Pryzbylski(2)..............................   2.58      364,167

--------
(1) As a result of his resignation on August 20, 1996, Mr. Goodwin will not receive any amounts pursuant to the Pension Plans described above. See the discussion below under the caption "Employment Contracts" for a description of certain retirement benefits which will be paid by the Company to Mr. Goodwin under the terms of his employment agreement.
(2) Pursuant to the terms of his employment agreement, Mr. Pryzbylski will receive credit for 14.67 years of service with a previous employer for the purpose of determining his pension benefit from the Company. The benefits of Mr. Pryzbylski under the Company's qualified defined benefit retirement plan and non-qualified retirement plans will be reduced by the amount of his pension benefits from the previous employer. See discussion below under the caption "Employment Contracts."

EMPLOYMENT CONTRACTS

  The Company has entered into employment contracts (the "Contracts") with certain executives, including the Named Executive Officers identified below. Set forth below is a summary of certain terms of the Contracts applicable to such named Executive Officers.

  Mr. Sawaragi's Contract provides for (i) non-competition for a period of two years subsequent to termination of employment by Mr. Sawaragi without "good reason;" and (ii) other post termination covenants including non-disclosure, non-solicitation of employees, cooperation during a transition period, and release of employment claims. Mr. Sawaragi's Contract has a term ending October 5, 1998 (his 70th birthday) and provides for payment of a minimum annual base salary of $500,000, and an annual target incentive compensation opportunity equal to 50% of base salary.

  Mr. Sawaragi's Contract also provides for certain payments and benefits upon termination of his employment. If Mr. Sawaragi's employment terminates due to death or disability, he will receive a payment equal to the average incentive compensation paid to him in the three preceding years, or, if greater, his target incentive compensation percentage amount, in each case pro-rated to reflect the part of the year completed before termination. If his employment is terminated by the Company without "cause" or by Mr. Sawaragi for "good reason," he would be entitled to special termination benefits consisting of:
(i) a severance payment equal to 50% of his annual base salary; (ii) a pro-rata incentive compensation payment for the year of termination; (iii) continued stock option vesting and exercisability for a five year period; and
(iv) a two year continuation of health
care and certain other employee benefits on the same basis as if Mr. Sawaragi had remained an employee for such period. During the benefit continuation period, Company provided employee benefits would be secondary to any benefits provided under an NKK sponsored benefit plan, or any Japanese government benefit plan or other available benefit plan. If Mr. Sawaragi is age 69 at the time of a qualifying termination, the benefit continuation period is reduced to one year. If termination occurs on or after age 70, there is no benefit continuation period. After expiration of his Contract term, Mr. Sawaragi would be entitled to the special termination benefits described above in the event he terminates his employment with or without "good reason," or if the Company terminates his employment without "cause." The Contract also provides that the Company will reimburse Mr. Sawaragi for expenses incurred in seeking in good faith to enforce his Contract.

  The Contracts with Messrs. Pryzbylski and Henely also provide for (i) non-competition for a period of two years subsequent to termination of employment by them without "good reason;" and (ii) other post termination covenants including non-disclosure, non-solicitation of employees, cooperation during a transition period, and release of employment claims. These Contracts have an initial term ending July 1, 1998, and are subject to automatic month-to-month extensions unless either party elects not to extend the term. Prior to the date Messrs. Pryzbylski or Henely reaches age 65, an election by the Company not to extend the term will automatically result in a termination of employment without "cause." The Contracts provide for the payment of a minimum annual base salary of $255,000 for Mr. Pryzbylski and $280,000 for Mr. Henely and an annual target incentive compensation opportunity for each of them equal to 40% of annual base salary. Mr. Pryzbylski's Contract also provides that, for purposes of determining his pension benefit with the Company, he will receive credit for his years of service with his previous employer, and his pension benefits from the Company will be reduced by his pension benefits from his previous employer. The Company has also agreed to provide Mr. Pryzbylski with retiree health care under certain circumstances.

  The Contracts with Messrs. Pryzbylski and Henely provide for certain payments and benefits upon termination of employment. If employment terminates for any reason on or after age 65, or due to death or disability, the executive will receive a payment equal to the average incentive compensation paid to the executive in the three preceding years or, if greater, the executive's target incentive compensation percentage amount, in each case pro-rated to reflect the part of the year completed before termination. If employment is terminated by the Company without "cause" or by the executive for "good reason" before the executive reaches age 64, the executive would be entitled to special termination benefits consisting of: (i) a severance payment equal to two times the executive's annual base salary, a pro-rata incentive compensation payment for the year of termination, plus, if such termination follows a change of control, an additional amount equal to two times the average incentive compensation paid to the executive in the three preceding years or, if greater, the executive's target incentive compensation percentage amount; (ii) continued stock option vesting and exercisability for a two year period; (iii) outplacement services; and (iv) a two year continuation of health care and certain other employee benefits on the same basis as if the executive had remained an employee for such period. During the benefit continuation period, Company provided health care benefits would be secondary to any health care benefits provided under another employer provided plan. Mr. Henely's Contract provides that he will not be eligible to receive the special termination benefits described above unless he has been employed by the Company for two years, or unless a change of control has occurred, prior to any termination by the Company without "cause" or by Mr. Henely for "good reason." If a qualifying termination occurs after the executive reaches age 64, the two year severance and two year benefit continuation period are reduced to one year and if a qualifying termination occurs after the executive reaches age 65, there is no severance payment and no benefit continuation period.

  The Contracts with Messrs. Pryzbylski and Henely also provide that, in the event of a change of control, the benefits provided under the various Company plans and programs may not be less favorable than those provided at any time during the 120 day period immediately preceding the change of control. If a termination by the Company without "cause" or by the executive for "good reason" follows a change of control, a lump sum cash payment equal to the actuarially equivalent value of non-qualified unfunded retirement benefits will be paid to Messrs. Pryzbylski and Henely. If payments under the Contracts following a change in control are subject to excise tax, the Company will make a "gross-up" payment sufficient to ensure that the net after-tax amount retained by Messrs. Pryzbylski and Henely (taking into account all taxes, including those on the gross-up payment) is the same as would have been the case had such excise tax not applied. The Contracts also provide that the Company will reimburse the executive for expenses incurred in seeking in good faith to enforce his Contract.

  Mr. Goodwin, following his resignation as President, Chief Executive Officer and Chief Operating Officer on August 20, 1996, received amounts totaling $1,936,342 in partial payment of amounts due him under his Contract with the Company. Mr. Goodwin is also entitled to receive accrued vacation pay and retirement benefits in accordance with his Contract which provides that (1) his service with his prior employer will be treated as service with the Company; (2) certain limitations under the Internal Revenue Code will not apply; and (3) his pension benefits from the Company will be reduced by his pension benefits from his prior employer. For a three year period following resignation, Mr. Goodwin is also entitled to receive health care benefits, life insurance coverage equal to three times his annual base salary and target incentive compensation percentage, and disability insurance coverage on the same basis as if he had remained an employee for such period. Thereafter, Mr. Goodwin and his eligible dependents would be entitled to retiree health care benefits in accordance with the Company's retiree health care plan. If the benefit plans described in the two preceding sentences do not allow for continued participation following his resignation, Mr. Goodwin is entitled to a cash payment actuarially equivalent on an after tax basis to the value of such benefits which he would have received had he continued to participate in such plans. During the benefit continuation period, Company provided health care benefits would be secondary to any health care benefits provided under another employer provided plan. The Company has also agreed to provide Mr. Goodwin with outplacement services, as well as continued vesting and exercisability of his stock options for a three year period. Mr. Goodwin will also be reimbursed for any expenses incurred in seeking in good faith to enforce his Contract. Although the Company and Mr. Goodwin have not yet reached a final agreement with respect to certain unresolved Contract issues, negotiations are continuing. If the parties are unable to resolve the open issues on a mutually acceptable basis, these issues will be submitted to arbitration in accordance with the dispute resolution provisions of Mr. Goodwin's Contract.

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

  The following table sets forth the number of shares of the Company's Class B Common Stock and the number of shares of common stock of NKK Corporation beneficially owned by each of the Company's directors, nominees for director and Named Executive Officers and by the Company's directors and executive officers as a group as of March 1, 1997 in the case of the Company's Class B Common Stock and as of December 31, 1996 in the case of NKK Corporation common stock. None of the Company's directors, nominees for director or Named Executive Officers beneficially owned any shares of the Company's Class A Common Stock. Except as otherwise indicated, each director, nominee for director or Named Executive Officer had sole voting and investment power with respect to any shares beneficially owned.

                                                                 CLASS B COMMON STOCK OF
                                 NKK CORPORATION STOCK                   COMPANY
                            --------------------------------- ------------------------------
                               NUMBER OF SHARES    PERCENT OF  NUMBER OF SHARES   PERCENT OF
   NAME                     BENEFICIALLY OWNED (1)   CLASS    BENEFICIALLY OWNED    CLASS
   ----                     ---------------------  ---------- ------------------  ----------
   Charles A. Bowsher......              0              0                0              0
   Frank J. Lucchino.......              0              0              100              *
   Dr. Bruce K. MacLaury...              0              0                0              0
   Yoshiharu Onuma.........         11,344              *                0              0
   Keiichiro Sakata........          3,910              *                0              0
   Osamu Sawaragi..........         93,040              *            2,500(2)           *
   Kenichiro Sekino........         14,000              *            2,500(2)           *
   Mineo Shimura...........          3,000              *                0              0
   Susumu Terao............         11,000              *                0              0
   V. John Goodwin (3).....              0              0           67,666(2)           *
   Bernard D. Henely.......              0              0            2,000              *
   David A. Pryzbylski.....              0              0           20,500(2)           *
   Hiroshi Matsumoto.......          5,000              *           22,000(2)           *
   All directors and
    executive officers
    as a group (23
    persons)...............        141,294              *          228,543(2)(4)     1.08%

--------
  * Less than 1% of the outstanding shares on March 1, 1997 in the case of the Company's Class B Common Stock and on December 31, 1996 in the case of NKK Corporation common stock.
(1) NKK Corporation stock can be voted in units of 1,000 shares only, and units of less than 1,000 shares have no voting power. In addition, Mr. Onuma and Mr. Sakata have no voting power with respect to 1,344 and 2,870 shares of NKK Corporation stock, respectively, owned by them which are held by the trustee of NKK Corporation's employee stock ownership program.
(2) Includes shares which the individual has the right to acquire through the exercise of stock options which are exercisable within 60 days of March 1, 1997 in the following amounts: for Mr. Sawaragi 2,500 shares; for Mr. Sekino 2,500 shares; for Mr. Goodwin 66,666 shares; for Mr. Matsumoto 20,000 shares; for Mr. Pryzbylski 20,000 shares; and for all directors and executive officers as a group 216,666 shares.
(3) The amounts shown for Mr. Goodwin are based upon information available to the Company as of the date of Mr. Goodwin's resignation on August 20, 1996. The Company has no knowledge as to changes in Mr. Goodwin's beneficial ownership since his resignation.
(4) Includes 3,577 shares held by the trustee of the Company's Salaried Employees Retirement Savings.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who owned greater than 10% of a class of the Company's equity securities to file with the Securities and Exchange Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of equity securities of the Company. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that Forms 5 were not required, the Company believes that all Section 16(a) filing requirements with respect to its officers and directors were met. The Company has no knowledge as to the compliance by Mr. Goodwin with the filing requirements of Section 16(a) subsequent to his resignation on August 20, 1996.

             ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

  The following table sets forth the only holders known to the Company to beneficially own more than 5% of the Company's Class A Common Stock or Class B Common Stock as of March 1, 1997, unless otherwise indicated.

                                                                           PERCENT OF TOTAL
NAME AND ADDRESS OF        NUMBER OF SHARES    CLASS OF   PERCENT OF CLASS   COMMON STOCK
BENEFICIAL OWNER          BENEFICIALLY OWNED COMMON STOCK   OUTSTANDING      OUTSTANDING
-------------------       ------------------ ------------ ---------------- ----------------
NKK U.S.A. Corporation..      22,100,000(1)    Class A           100%           51.05%
 32 Loockerman Square
 Dover, Delaware 19901
Donald Smith & Co., Inc.       4,227,700(2)    Class B         19.95%            9.77%
 East 80 Route 4
 Paramus, New Jersey
 07652
Crabbe Huson Group, Inc.       3,596,100(3)    Class B         16.97%            8.31%
 121 SW Morrison, Suite
 1400
 Portland, Oregon 97204
Pioneering Management          2,346,800(4)    Class B         11.08%            5.42%
 Corporation............
 60 State Street
 Boston, Massachusetts
 02109
Vanguard/Windsor Fund,         1,897,300(5)    Class B          8.95%            4.38%
 Inc....................
 100 Vanguard Boulevard
 Malvern, Pennsylvania
 19355
Wellington Management          1,897,300(6)    Class B          8.95%            4.38%
 Company, LLP...........
 75 State Street
 Boston, Massachusetts
 02109

--------

(1) NKK has sole voting and investment power with respect to all shares of Class A Common Stock. As reported in a Schedule 13D dated February 13, 1995 filed with the Securities and Exchange Commission, NKK had sole voting and investment power with respect to 22,100,000 shares of Class B Common Stock listed as beneficially owned as a result of its ownership of Class A Common Stock convertible into an equal number of shares of Class B Common Stock.
(2) According to a Schedule 13G dated February 7, 1997 filed with the Securities and Exchange Commission, Donald Smith & Co., Inc. reported that it had sole voting power and sole dispositive power with respect to 4,227,700 shares.
(3) According to a Schedule 13G dated February 7, 1997 filed with the Securities and Exchange Commission, Crabbe Huson Group, Inc. reported that it had shared voting power and shared dispositive power with respect to 494,700 shares which are owned by the Crabbe Huson Equity Fund, Inc. and 82,800 shares which are owned by the Crabbe Huson Asset Allocation Fund, Inc. The Crabbe Huson Group, Inc. also reported that it had shared voting power and shared dispositive power with respect to 3,018,600 shares owned by approximately 65 investors for whom it serves as an investment advisor.
(4) According to a Schedule 13G dated January 20, 1997 filed with the Securities and Exchange Commission, Pioneering Management Corporation reported that it had sole voting power and shared dispositive power with respect to 2,346,800 shares.
(5) According to a Schedule 13G dated February 7, 1997 filed with the Securities and Exchange Commission, Vanguard/Windsor Fund, Inc. reported that it had sole voting power and shared dispositive power with respect to 1,897,300 shares. Wellington Management Company has filed a Schedule 13G which indicates that it may also be considered the beneficial owner of these same shares. See footnote (6).
(6) According to a Schedule 13G dated January 24, 1997 filed with the Securities and Exchange Commission, Wellington Management Company reported that it had shared dispositive power with respect to 1,897,300 shares. Vanguard/Windsor Fund, Inc. has filed a Schedule 13G which indicates that it may also be considered the beneficial owner of these same shares. See footnote (5).

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company had borrowings outstanding with NKK affiliates, related to the rebuild of the No. 5 coke oven battery at the Great Lakes Division, totaling $161.9 million as of December 31, 1996. During 1996, the Company paid $14.8 million in principal and recorded $12.1 million in interest expense related to this loan. Accrued interest on the loan as of December 31, 1996 was $4.7 million. Additionally, deferred financing costs related to the loan were $2.3 million as of December 31, 1996.

  Effective as of May 1, 1995, the Company entered into an Agreement for the Transfer of Employees with NKK Corporation, which supersedes a prior arrangement. This Agreement was unanimously approved by all directors of the Company who were not then, and never have been, employees of NKK. Pursuant to the terms of this Agreement, technical and business advice is provided through NKK employees who are transferred to the employ of the Company. The Company has agreed to reimburse NKK for the costs and expenses incurred by NKK in connection with the transfer of the employees. The total amount of reimbursable expenses which the Company is obligated to pay is capped at $11.7 million for the initial term of the Agreement which ran from May 1, 1995 through December 31, 1996. The Agreement can be extended from year to year thereafter if approved by NKK and by a majority of those directors of the Company who are not then, and have never been, employees of NKK. The Agreement has been extended for 1997, with the total amount of reimbursable expenses capped at $7.0 million.

                          COMPARISON OF TOTAL RETURN

  The chart below compares the Company's total stockholder return on its Class B Common Stock for the period beginning March 23, 1993, the date of the initial public offering of the Company's Class B Common Stock, and ending December 31, 1996, with the cumulative return of the Standard & Poor's Composite 500 stock index and a peer group consisting of the U.S. Steel Group of USX Corporation, Bethlehem Steel Corporation, and Inland Steel Industries, Inc. These comparisons assume an investment of $100 on March 23, 1993 in Class B Common Stock of the Company, the Standard & Poor's Composite 500 stock index and the peer group. Cumulative total returns are calculated assuming reinvestment of dividends, and the peer group index is weighted to reflect the market capitalization of the index members. The peer group companies are direct business competitors of the Company and were selected based on similarities in product offerings, customers and markets served and the extent of the trading history of the Company's stock.

  The comparisons in this graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's stock.

                         TOTAL RETURN TO STOCKHOLDERS
                 NATIONAL STEEL CORPORATION: 3/23/93-12/31/96

                       [PERFORMANCE GRAPH APPEARS HERE]

      COMPANY/INDEX     3/23/93     12/31/93     12/31/94     12/31/95     12/31/96
      -------------     -------     --------     --------     --------     --------
      National Steel      100         85.71       105.35        91.96        66.07
      S&P 500             100        106.16       107.56       147.98       181.96
      Peer Group          100        115.00       103.71        84.09        73.73

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

  On January 21, 1997, the Board of Directors appointed Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 1997, subject to ratification of such appointment at the 1997 Annual Meeting of Stockholders.

  Ratification of the appointment requires the favorable vote of a majority of the voting power of the outstanding shares of Common Stock present at the meeting and constituting a quorum. If the stockholders do not ratify this appointment, the selection of the independent auditors will be reconsidered by the Board of Directors.

  Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

  The Board of Directors unanimously recommends a vote FOR the appointment of Ernst & Young LLP as auditors.

                           PROPOSALS OF STOCKHOLDERS

  In order to be considered for inclusion in the Company's proxy statement and proxy for the Annual Meeting of Stockholders to be held in 1998, proposals of stockholders pursuant to Securities and Exchange Commission Rule 14a-8 intended to be presented at the 1998 Annual Meeting must be received in writing by the Secretary of the Company no later than November 20, 1997 and otherwise meet the requirements of that rule.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting. However, if any other matters do come before the Annual Meeting, it is intended that the holders of proxies will vote thereon in their discretion.

                                          By order of the Board of Directors,

                                          /s/ David A. Pryzbylski          LOGO
                                          David A. Pryzbylski
                                          Senior Vice President,
                                           Administration and
                                          Secretary

March 20, 1997
Mishawaka, Indiana

PROXY

                       FIDELITY MANAGEMENT TRUST COMPANY

If I sign and return this proxy to you, you are instructed to cause all National Steel Corporation Common Stock in my National Steel Retirement Savings Plan or National Steel Represented Employee Retirement Savings Plan Account to be voted at the Annual Meeting of Shareholders of National Steel Corporation, to be held on April 21, 1997, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then unless otherwise indicated, as recommended by management on such matters, and, on such other matters as may properly come before the meeting. The Trustee will keep the vote completely confidential.

If the Trustee does not receive a properly executed proxy by April 16, 1997 the Trustee shall vote the shares represented by this proxy in the same proportion as it votes those shares for which it does receive a properly executed proxy.

                                    (OVER)

                                                   (Please sign on reverse side)


                            .FOLD AND DETACH HERE.

                                                              Please mark    [X]
                                                              your votes as
                                                              indicated in
                                                              this example

1.  ELECTION OF DIRECTORS

          FOR                 WITHHOLD          NOMINEES:  Charles A. Bowsher
     all nominees             AUTHORITY                    Frank J. Lucchino
  listed to the right      to vote for all                 Dr. Bruce K. MacLaury
   (except as marked       nominees listed                 Yoshiharu Onuma
   to the contrary)         to the right                   Keiichiro Sakata
                                                           Osamu Sawaragi
          [_]                    [_]                       Kenichiro Sekino
                                                           Mineo Shimura

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

------------------------------------------------------------------------------

2. Ratification of the appointment of Ernst & Young as the Company's independent auditors for 1997.

    FOR     AGAINST      ABSTAIN
    [_]       [_]          [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                          Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                          Dated:_________________________________________,1997


                          ----------------------------------------------------
                                          (Signature)


                          ----------------------------------------------------
                                   (Signature if held jointly)


                          PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                           . FOLD AND DETACH HERE .



                               ADMISSION TICKET

                                Annual Meeting
                                      of
                    National Steel Corporation Stockholders

                            Monday, April 21, 1997
                                  11:00 a.m.
                                  Drake Hotel
                             140 East Walton Place
                               Chicago, Illinois



                                    Agenda


 .Election of Directors
 .Ratification of the appointment of independent auditors
 .Discussion on matters of current interest
 .Question and Answer Session

PROXY

                          NATIONAL STEEL CORPORATION

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints John A. Maczuzak and David A. Pryzbylski the proxies, each with power to act alone and with power of substitution, and hereby authorizes them to represent and vote, all the shares of Class B Common Stock of National Steel Corporation which the undersigned is entitled to vote at the Annual Meeting to be held April 21, 1997 or any adjournment thereof as designated herein and, in their discretion, upon such other matters as may properly come before the meeting.

      (Continued, and to be marked, dated and signed, on the other side)



                            .FOLD AND DETACH HERE.

                                                            Please mark   [X]
                                                            your votes as
                                                            indicated in
                                                            this example

1.  ELECTION OF DIRECTORS
       FOR                 WITHHOLD           NOMINEES:  Charles A. Bowsher
  all nominees             AUTHORITY                     Yoshiharu Onuma
listed to the right     to vote for all                  Kenichiro Sekino
(except as marked       nominees listed                  Frank J. Lucchino
 to the contrary)        to the right                    Keiichiro Sakata
      [_]                    [_]                         Mineo Shimura
                                                         Dr. Bruce K. MacLaury
                                                         Osamu Sawaragi

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Ratification of the appointment of Ernst & Young as the Company's independent auditors for 1997.

    FOR      AGAINST      ABSTAIN

    [_]        [_]          [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                             Please sign exactly as name appears. When shares are held by joint tenants, both should sign.
                             When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             Dated:________________________________, 1997


                             --------------------------------------------
                                             (Signature)


                             --------------------------------------------
                                     (Signature if held jointly)

                             PLEASE SIGN, DATE, AND RETURN THE PROXY CARD
                             PROMPTLY USING THE ENCLOSED ENVELOPE.


                            .FOLD AND DETACH HERE.


                               ADMISSION TICKET

                                Annual Meeting
                                      of
                    National Steel Corporation Stockholders

                            Monday, April 21, 1997
                                  11:00 a.m.
                                  Drake Hotel
                             140 East Walton Place
                               Chicago, Illinois

                                    AGENDA

           .Election of Directors
           .Ratification of the appointment of independent auditors .Discussion on matters of current interest
           .Question and Answer Session